Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Forms S-3
a.
No. 333-225758 pertaining to the Global Indemnity Group, LLC shelf registration for certain securities, and
b.
Nos. 333-223546 and 333-225695 pertaining to the Global Indemnity Group, LLC Share Incentive Plans;
(2)
Forms S-8
a.
Nos. 333-125175, 333-122569, and 333-115178 pertaining to Global Indemnity Group, LLC’s predecessor companies’ employee stock incentive plans, and
b.
No. 333-196710 pertaining to the Global Indemnity Group, LLC Share Incentive Plan;

of our reports dated March 15, 2024, with respect to the consolidated financial statements and schedules of Global Indemnity Group, LLC and the effectiveness of internal control over financial reporting of Global Indemnity Group, LLC included in this Annual Report (Form 10-K) of Global Indemnity Group, LLC for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 15, 2024